Exhibit 5.1

Stephanie Heim

Vice President and Counsel

PS Business Parks, Inc.

701 Western Avenue

Glendale, California 91201-2397

January 9, 2007

PS Business Parks, Inc.

701 Western Avenue

Glendale, California 91201-2397

Gentlemen:

As Vice President and Counsel of PS Business Parks, Inc. (the “Company”), I have examined the Company’s Registration Statement on Form S-3 (File No. 333-112969) which was declared effective by the Securities and Exchange Commission on March 5, 2004 (the “Registration Statement”) and the prospectus which is a part thereof (the “Prospectus”), which relates to the offer and sale of up to $600,000,000 stated amount of (i) shares of preferred stock, par value $.01 per share (the “Preferred Shares”), (ii) depositary shares (the “Preferred Depositary Shares”) representing a fractional interest in a Preferred Share, (iii) shares of equity stock, par value $.01 per share (the “Equity Shares”), (iv) depositary shares (the “Equity Depositary Shares”) representing a fractional interest in an Equity Share, (v) shares of common stock, par value $.01 per share (the “Common Shares”), and (vi) warrants (the “Warrants”).

I am familiar with the proceedings taken or to be taken by the Company relating to the authorization and issuance of the Preferred Shares, the Preferred Depositary Shares, the Equity Shares, the Equity Depositary Shares, the Common Shares and the Warrants in the manner set forth in the Registration Statement. I have also examined the Company’s Restated Articles of Incorporation and Restated Bylaws and have made such other investigation as I have deemed necessary in order to express the opinions contained herein.

This opinion is rendered in connection with the proposed public offering of up to 5,750,000 Preferred Depositary Shares, each representing one one-thousandth of a share of 6.70% Cumulative Preferred Stock, Series P (the “Shares”), as described in the prospectus supplement of the Company dated January 9, 2007 (the “Prospectus Supplement”).

It is my opinion that:

1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California.

2. The Shares, when issued and delivered in the manner and on the terms described in the Prospectus and the Prospectus Supplement and payment of the agreed consideration therefor has been received by the Company, will be legally issued, fully paid and nonassessable.

I hereby consent to the reference to me under the caption “Legal Opinions” in the Registration Statement and the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to this Current Report on Form 8-K.

Very truly yours,

/s/ Stephanie Heim
Stephanie Heim